Exhibit 10.50

SUPPLEMENT NO. 3 TO THE U.S. GUARANTEE AGREEMENT

This SUPPLEMENT NO. 3 dated as of March 19, 2012 (this “Supplement”), to the U.S. Guarantee Agreement dated as of January 18, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “U.S. Guarantee Agreement”), among SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY, an Irish company (“STX”), SEAGATE HDD CAYMAN, an exempted limited liability company organized under the laws of the Cayman Islands (the “Borrower”), each of the subsidiaries of STX from time to time party thereto (each such subsidiary individually, a “Subsidiary” and, collectively, the “Subsidiaries”; and each such Subsidiary, the Borrower and STX, individually, a “Guarantor” and, collectively,  the  “Guarantors”) and THE BANK OF NOVA SCOTIA, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

A.  Reference is made to the Credit Agreement dated as of January 18, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among STX, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the U.S. Guarantee Agreement and the Credit Agreement.

C.  The Guarantors have entered into the U.S. Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Pursuant to Section 5.13 of the Credit Agreement and the Collateral and Guarantee Requirement, certain Subsidiaries formed or acquired after the Effective Date are required to execute a Guarantee Agreement.  Section 20 of the U.S. Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the U.S. Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the U.S. Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1.  In accordance with Section 20 of the U.S. Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the U.S. Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the U.S. Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof, except to the extent a representation and warranty expressly relates solely to a specific date, in which case such representation and warranty shall be true and correct on such date.  Each reference to a “Guarantor” in the U.S. Guarantee Agreement shall be deemed to include the New Guarantor.  The U.S. Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.  Delivery of an executed signature page to this Supplement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the U.S. Guarantee Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the U.S. Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 14 of the U.S. Guarantee Agreement.  All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

SECTION 8.  The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent (but subject to Section 9.03(a) of the Credit Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the U.S. Guarantee Agreement as of the day and year first above written.

SEAGATE KOREA LIMITED,

By:	/s/ KENNETH M. MASSARONI
Name: Kenneth M. Massaroni
Title: Director
Address: c/o Seagate Technology LLC
10200 S. DeAnza Boulevard
Cupertino, CA95014
Attn: Treasury Department

Signature Page to Supplement No. 3 to the U.S. Guarantee Agreement

THE BANK OF NOVA SCOTIA, as
Administrative Agent,

By:	/s/ EUGENE DEMPSEY
Name: Eugene Dempsey
Title: Director, Corporate Banking

Signature Page to Supplement No. 3 to the U.S. Guarantee Agreement